As filed with the Securities and Exchange Commission on May 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0406195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Kim

Chief Compliance Officer, EVP, General Counsel and Secretary

c/o MagnaChip Semiconductor, Inc.

60 South Market Street, Suite 750

San Jose, CA 95113

Tel: (408) 625-5999

Fax: (408) 625-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

David S. Huntington, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Tel: (212) 373-3124

Fax: (212) 492-0124

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,088,978	$8.30	$33,938,517.40	$3,933.48

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares as may be issuable on then already issued shares as a result of stock splits, stock dividends or similar transactions, which occur during this offering.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average high and low prices of the common stock, as reported by the New York Stock Exchange on April 24, 2017.

The Prospectus included in this Registration Statement contains information required by Rule 429 under the Securities Act with respect to 4,088,978 shares of common stock remaining unsold under Registration Statement No. 333-180695. In accordance with Rule 429(b) under the Securities Act, this Registration Statement acts as a post-effective amendment to Registration Statement No. 333-180695.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 1, 2017

PROSPECTUS

MagnaChip Semiconductor Corporation

4,088,978 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein of up to 4,088,978 already outstanding shares (the “Common Shares”) of our common stock, par value $0.01 per share (our “common stock”). See “Selling Stockholders.”

We will not receive any of the proceeds from the sale of the Common Shares by the selling stockholders.

Our registration of the Common Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Common Shares. The selling stockholders may sell the Common Shares covered by this prospectus in a number of different ways, at varying prices, and at different times or in separate transactions. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 9.

Our common stock is traded on the New York Stock Exchange (the “NYSE”), under the symbol “MX.” On April 24, 2017, the last reported sale price of our common stock on the NYSE was $8.15 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholders named under the heading “Selling Stockholders” in this prospectus may, from time to time, sell up to 4,088,978 shares of our common stock. Specific information about the terms of an offering will be, if required, included in a prospectus supplement relating to such offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of Common Shares.

This prospectus is not an offer to sell or solicitation of an offer to buy the Common Shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

The terms “we,” “our,” “us,” the “Company” and “MagnaChip” refer to MagnaChip Semiconductor Corporation and, unless the context otherwise requires, its consolidated subsidiaries.

OUR COMPANY

General

We are a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for consumer, computing, communication, industrial, automotive and Internet of Things (“IoT”) applications. We provide technology platforms for analog, mixed-signal, power, high voltage, non-volatile memory, and Radio Frequency (“RF”) applications. We have a proven record of a 30-year operating history, large portfolio of approximately 2,198 registered novel patents and 166 pending novel patent applications and extensive engineering and manufacturing process expertise.

Our business is comprised of two operating segments: Foundry Services Group and Standard Products Group. Our Foundry Services Group provides specialty analog and mixed-signal foundry services mainly for fabless and Integrated Device Manufacturer (“IDM”) semiconductor companies that primarily serve the consumer, computing, communication, industrial, automotive and IoT applications. Our Standard Products Group is comprised of two business lines: Display Solutions and Power Solutions. Our Display Solutions products provide flat panel display solutions to major suppliers of large and small flat panel displays. Our Power Solutions products include discrete and integrated circuit solutions for power management in consumer, communication and industrial applications.

Corporate Information

MagnaChip Semiconductor Corporation is a Delaware corporation. Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), that involve risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus and factors listed in “Business” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

You should read these risk factors and the other cautionary statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares by the selling stockholders. All of the proceeds will go to the selling stockholders. The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P. (collectively referred to herein as “Avenue”), which collectively beneficially owned approximately 12.2% of our outstanding common stock as of March 31, 2017, and are affiliated with a director of our company. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock held as of March 31, 2017 by the selling stockholders, the number of shares of common stock being offered hereby and information with respect to common stock to be beneficially owned by the selling stockholders assuming all the Common Shares registered hereunder are sold. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The percentages in the following table reflect the common stock beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock held and, to the extent applicable, issuable to the selling stockholders upon the exercise or conversion of any of our securities that are exercisable or convertible within 60 days of March 31, 2017. As of March 31, 2017, we had 33,553,688 shares of common stock outstanding.

The information set forth in the table below is based on information provided by or on behalf of the selling stockholders.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Funds managed by Avenue Capital Management II, L.P. (2)	4,088,978	12.2%	4,088,978	—	—

(1)	Assumes that the selling stockholders dispose of all the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these Common Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Common Shares covered by this prospectus.
(2)	Avenue Capital Management II, L.P. (“Avenue Capital Management”), Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”) and Marc Lasry beneficially own 4,088,978 shares of common stock through the Funds (as defined below). The Funds ownership is as follows: Avenue Investments, L.P. (“Avenue Investments”) owns 722,264 shares of common stock, Avenue International, Ltd. (“Avenue International”) owns 1,234,715 shares of common stock, Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”) owns 84,924 shares of common stock, Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”) owns 496,023 shares of common stock, Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) owns 619,115 shares of common stock, Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue US Europe Distressed Segregated Portfolio (“Avenue Entrust”) owns 119,747 shares of common stock and Avenue PPF Opportunities Fund, L.P. (“Avenue PPF”) owns 812,190 shares of common stock. Avenue Partners, LLC (“Avenue Partners”) beneficially owns 1,956,979 shares of common stock through Avenue Investments and Avenue International Master.

Avenue Partners is the general partner of Avenue Investments and the sole shareholder of Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, L.P. (“Avenue International Master”), with respect to the common stock held by Avenue Investments and Avenue International. Avenue Capital Management is the investment manager to Avenue Investments, Avenue International, Avenue-CDP, Avenue PPF, Avenue Fund IV, Avenue Fund V and Avenue Entrust Customized Portfolio SPC on behalf of and for the account of Avenue Entrust (collectively, the “Funds”). Avenue Capital Management GenPar is the general partner of Avenue Capital Management. Mr. Lasry is the managing member of Avenue Partners and Avenue Capital Management GenPar.

Avenue International GenPar, Avenue Partners, Avenue Capital Management, Avenue Capital Management GenPar and Mr. Lasry have the shared power to vote and dispose of the shares of common stock held by the Funds. The address for Avenue Partners, Avenue Capital Management, Avenue Capital Management GenPar and Mr. Lasry is 399 Park Avenue, 6th Floor, New York, NY 10022.

Material Relationships

As of March 31, 2017, Avenue beneficially owned approximately 4,088,978 shares of common stock, or 12.2% of our outstanding common stock. In addition, one member of our board of directors, Mr. Randal Klein, is an employee of an affiliate of Avenue.

Registration Rights Agreement

On November 9, 2009, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, pursuant to which we granted them registration rights with respect to our common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (DGCL).

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of March 31, 2017, there were 33,553,688 shares of common stock and no shares of preferred stock issued and outstanding.

The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Except as required by law or our certificate of incorporation and bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present will be sufficient for the transaction of any business at a meeting. Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock will be entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such distributions, as well as any other distributions made to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and any liquidation preferences granted to the holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock that are outstanding on the date of this prospectus are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Registration Rights

Pursuant to the Registration Rights Agreement, the selling stockholders have certain rights with respect to the registration of their shares of our common stock under the Securities Act.

Demand Registration Rights. Commencing 90 days following the completion of a firm commitment underwritten public offering of our securities pursuant to an effective registration statement filed by us under the Securities Act resulting in gross proceeds of at least $75.0 million to us, any holder who is a party to the Registration Rights Agreement who holds registrable securities has the right to demand that we file a registration statement covering the resale of its common stock, provided that a minimum of 20% of the common stock covered by the Registration Rights Agreement are included in such request, subject to a maximum of four such demands in the aggregate for all holders and to other specified exceptions. Provided that we are eligible for the use of SEC Form S-3, any holder who is a party to the Registration Rights Agreement who holds registrable securities, has the right to demand that we file with the SEC a registration statement under SEC Form S-3 or any similar short-form registration statement covering the shares of common stock held by these stockholders to be offered to the public, subject to specified exceptions. At the request of the holders, a demand registration may be a shelf registration pursuant to Rule 415 of the Securities Act.

The underwriters of any such offerings will have the right to limit the number of shares to be offered except that if a limit is imposed, then only shares held by holders who are parties to the Registration Rights Agreement who holds registrable securities will be included in such offering and the number of shares to be included in such offering will be allocated pro rata among those same parties. In any event, we will not include any securities of any other person (including us) in any demand registration statement without the prior written consent of the holders of a majority of the shares of common stock covered by such demand registration statement.

In no event will we be required to effect more than one demand registration under the Registration Rights Agreement within any three-month period (or within a given one-month period, in the case of any registration under Form S-3 or any similar short-form registration statement), and we will not be obligated to effect any demand registration unless the aggregate gross proceeds to be received from the sale of common stock equals or exceeds $10.0 million (or $1.0 million, in the case of any registration under Form S-3 or any similar short-form registration statement).

Piggyback Registration Rights. If we register any equity securities for our own account for public sale, stockholders with registration rights will, with specified exceptions, have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement if the inclusion of all common stock of the holders who are a party to the Registration Rights Agreement who holds registrable securities proposed to be included in such offering would materially and adversely interfere with the successful marketing of our securities. Priority of inclusion in the registration shall be given first to us, second to stockholders with registration rights, pro rata on the basis of the relative number of securities requested to be registered by such stockholder, and third to any other participating person on such basis as we determine.

Expenses of Registration. Other than underwriting fees, discounts, commissions, stock transfer taxes and fees and disbursements of legal counsel to participating holders (excluding the fees of one firm of legal counsel to all of the participating holders participating in an underwritten public offering), we will pay all expenses relating to demand registrations and all expenses relating to piggyback registrations.

Indemnification and Contribution. The Registration Rights Agreement contains indemnification and contribution arrangements between us and stockholders who are a party to the Registration Rights Agreement who holds registrable securities with respect to each registration statement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a public Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the board of directors, including:

Authorized but Unissued Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine.

Calling Special Stockholder Meetings. Our bylaws provide that special meetings of our stockholders may be called only pursuant to the request of our board of directors, by the chairman of our board of directors, by our chief executive officer or by the holders of at least 25% of the voting power of all then outstanding shares of our common stock. In addition, stockholders may not fill vacancies on the board of directors and may not act by written consent.

Advanced Notice Procedures. Stockholders must timely provide advance notice, with specific requirements as to form and content, of nominations of directors or the proposal of business to be voted on at an annual meeting.

Board of Directors. Our bylaws provide that our board of directors will be elected annually by the stockholders in accordance with the certificate of incorporation and bylaws at the annual meeting. Each director shall serve for a one-year term or until a successor is duly elected or qualified, or until such director’s earlier death, resignation, disqualification or removal. The bylaws provide that the number of directors will initially be seven and thereafter may be fixed by the board of directors in accordance with the certificate of incorporation and bylaws.

Other Board of Director Requirements. Our authorized number of directors may be changed only by resolution of the board of directors and all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, directors may only be removed for cause and then only by a vote of holders of a majority of the shares entitled to vote at an election of directors.

Conflicts of Interest. Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities. Our certificate of incorporation provides that none of our non-employee directors, non-employee 5% or greater stockholders or their affiliates will have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage. In addition, in the event that any such director, stockholder or affiliate acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in his or her capacity as our director.

Director and Officer Indemnification. We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Supermajority Voting Requirements. In addition to the vote of the holders of any class or series of stock required by law, the bylaws or the certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% in voting power of all shares of our stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for our stockholders to alter, amend or repeal the provisions of our bylaws or amend or repeal of certain provisions of our certificate of incorporation including the following:

•	the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	filling vacancies on our board and newly created directorships;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	indemnification provisions.

In addition, our certificate of incorporation grants our board the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except to the extent such exemption from liability is not permitted by the DGCL.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly obligated to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the NYSE under the symbol “MX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We are registering 4,088,978 Common Shares for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling Common Shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the Common Shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	in underwritten transactions;

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	through the distribution of the Common Shares by any selling stockholder holder to its partners, members or stockholders;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the Common Shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Common Shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on NYSE or any other exchange or market.

The Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Common Shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered Common Shares for whom they may act as agents. In addition, underwriters may sell the Common Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Common Shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Common Shares, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Common Shares, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the Common Shares, including the fees, charges and disbursements of one firm of counsel to the selling stockholders; however, the selling stockholders will pay any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the registration and sale of the Common Shares in any underwritten offering.

Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of Common Shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any fees, discounts, selling commissions or other compensation paid to underwriters or broker-dealers and any fees, discounts, selling commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 Common Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Shares offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of the Common Shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities for the Common Shares.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Common Shares under this prospectus, the selling stockholders may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the registration under the Securities Act of the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information about us is also available on our website at http://www.magnachip.com. Information on our website is not incorporated by reference herein and our website address is included as an inactive textual reference only.

We are incorporating by reference in this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. When we refer to this prospectus, unless the context requires otherwise, we also refer to any documents incorporated by reference. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except that, unless otherwise expressly indicated, we are not incorporating any information “furnished” under Item 2.02 or Item 7.01 of any Current Report on Form 8-K):

•	our Amendment No. 1 to the Registration Statement on Form 8-A (filed on March 10, 2011) and any amendment or report filed for the purpose of further updating such description;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on February 21, 2017), as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on May 1, 2017) (as amended, our “2016 Annual Report”); and

•

our Current Reports on Form 8-K filed with the SEC on January 10, 2017 (with respect to Item 8.01 only), January 11, 2017, January 17, 2017 and February 23, 2017 (with the exception of any information and related exhibits contained in such documents which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such prior statement. Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: c/o MagnaChip Semiconductor, Inc., 60 South Market Street, Suite 750, San Jose, CA 95113, Attention: Chief Compliance Officer, Executive Vice President, General Counsel and Secretary; the telephone number at that address is 408-625-5999.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, has issued an opinion with respect to the validity of the Common Shares to be offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the Common Shares described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

MagnaChip Semiconductor Corporation

4,088,978 Shares of Common Stock

PROSPECTUS

                    , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Securities and Exchange Commission registration fee	$3,934
Accounting fees and expenses	$25,000
Legal fees and expenses	$200,000
Printing and miscellaneous expenses	$10,000

Total(1)	$238,934

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith. Such expenses are not presently known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that a corporation may indemnify directors and officers as well as employees, agents, and certain other individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party or who is threatened to be made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant to the extent and under the circumstances set forth therein. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted by DGCL.

As permitted by the DGCL, our bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions; (2) we are permitted to indemnify our other employees and agents to the extent that we indemnify our officers and directors; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with any legal proceeding, subject to certain exceptions; and (4) the rights conferred in our bylaws are not exclusive.

We have entered into indemnification agreements with our directors and officers. The indemnification agreements provide for indemnification and advancement of expenses to our directors and officers under certain circumstances for acts or omissions to the extent permissible under Delaware law. We also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities. We believe that our charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our certificate of incorporation or our bylaws.

Item 16. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on March 11, 2011).

3.2	Amended and Restated Bylaws of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 6, 2016).

4.1	Registration Rights Agreement, dated as of November 9, 2009, by and among MagnaChip Semiconductor LLC and each of the securityholders named therein (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration Statement on Form S-1 filed on April 20, 2010 (Registration No. 333-165467)).

4.2	Indenture, dated as of January 17, 2017, among MagnaChip Semiconductor S.A., as issuer, MagnaChip Semiconductor Corporation, as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to our Annual Report filed on February 21, 2017).

4.3	Form of 5.00% Exchangeable Senior Note due 2021 and note guarantee (included in Exhibit 4.2).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Samil PricewaterhouseCoopers.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Seoul, Republic of Korea on May 1, 2017.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Young-Joon Kim
Young-Joon Kim
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Young-Joon Kim and Jonathan W. Kim and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended), including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons on behalf of MagnaChip Semiconductor Corporation and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Young-Joon Kim Young-Joon Kim	Chief Executive Officer (Principal Executive Officer)	May 1, 2017

/s/ Jonathan Kim Jonathan Kim	Chief Financial Officer, Executive Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 1, 2017

/s/ Melvin Keating Melvin Keating	Director	May 1, 2017

/s/ Randal Klein Randal Klein	Director	May 1, 2017

/s/ Ilbok Lee Ilbok Lee	Director	May 1, 2017

/s/ Camillo Martino Camillo Martino	Director	May 1, 2017

/s/ Gary Tanner Gary Tanner	Director	May 1, 2017

/s/ Nader Tavakoli Nader Tavakoli	Director	May 1, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on March 11, 2011).

3.2	Amended and Restated Bylaws of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 6, 2016).

4.1	Registration Rights Agreement, dated as of November 9, 2009, by and among MagnaChip Semiconductor LLC and each of the securityholders named therein (incorporated by reference to Exhibit 4.1 to our Amendment No. 1 to Registration Statement on Form S-1 filed on April 20, 2010 (Registration No. 333-165467)).

4.2	Indenture, dated as of January 17, 2017, among MagnaChip Semiconductor S.A., as issuer, MagnaChip Semiconductor Corporation, as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to our Annual Report filed on February 21, 2017).

4.3	Form of 5.00% Exchangeable Senior Note due 2021 and note guarantee (included in Exhibit 4.2).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Samil PricewaterhouseCoopers.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.